Exhibit 23.6

DaHui Lawyers	BEIJING
NEW YORK
37/F China World Tower A	SHANGHAI
1 Jianguomenwai Avenue
Beijing 100004, China

T +86 10 6535 5888
F +86 10 6535 5899
w dahuilawyers.com

Date: February 17, 2022

We have acted as PRC counsel to Prenetics Global Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the Company’s Registration Statement on Form F-4 (File No. 333-260928) initially filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2021 (such registration statement, as so amended, the “Registration Statement”) under the U.S. Securities Act of 1933, as amended, in relation to the proposed business combination among the Company, AAC Merger Limited, PGL Merger Limited, Prenetics Group Limited and Artisan Acquisition Corp.

We hereby consent to the reference to our name in the Registration Statement and the filing of this consent letter with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

DaHui Lawyers

/s/ DaHui Lawyers